UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2012 (the “Effective Date”), VWR Funding, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of June 29, 2007 (as otherwise amended, modified and supplemented as in effect on the date hereof, the “Credit Agreement”), among the Company, VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the “Borrowers” and each, a “Borrower”), each of the subsidiary guarantors (the “Subsidiary Guarantors”), each of the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”).

Pursuant to the Amendment, the Company obtained a $243.66 million extension of its existing $598 million first-lien dollar term loan facility (the “Extended Dollar Term Loans”) and a €481.18 million extension of its existing €583.5 million first-lien Euro term loan facility (the “Extended Euro Term Loans” and, together with the Extended Dollar Term Loans, the “Extended Term Loans”). The Extended Dollar Term Loans bear interest at a rate of LIBOR plus a spread of 4.25% per annum (or base rate plus 3.25%) and the Extended Euro Term Loans bear interest at a rate of EURIBOR plus a spread of 4.50%. The Company also obtained an extension of its existing revolving credit facility. Of the $250 million in existing revolving credit commitments (the “Existing Revolving Commitments”), an amount equal to $241.25 million was converted into extended revolving commitments (the “Extended Revolving Commitments”). Loans outstanding under the Extended Revolving Commitments bear interest at a rate of LIBOR plus a spread of 3.75% per annum (or base rate plus 2.75%), subject to a 75 basis point step-down if the Company achieves a Total Net Leverage Ratio (as defined below) of 5.75:1.00 or less but greater than 4.75:1.00, and an additional 75 basis point step-down if the Company achieves a Total Net Leverage Ratio (as defined below) of 4.75:1.00 or less. After giving effect to the Amendment, an amount equal to $8.75 million in Existing Revolving Commitments remains subject to the original maturity date and spread.

The final stated maturity of the Extended Term Loans shall be the earlier of (i) April 3, 2017 and (ii) ninety-one (91) days prior to the maturity date (the “Senior Notes Maturity Date”) of the Company’s 10.25%/11.25% Senior Notes due 2015 (the “Senior Notes”) (i.e. March 30, 2015), if the aggregate principal amount of Senior Notes outstanding on that date exceeds $100 million. The Extended Revolving Commitments will mature and lending commitments thereunder will terminate on the earliest to occur of (a) April 3, 2016, (b) the date that is ninety-one (91) days prior to the Non-Extended Term Loan Maturity Date (June 29, 2014) if the aggregate principal amount of Non-Extended Term Loans outstanding on that date exceeds $100 million, and (c) ninety-one (91) days prior to the Senior Notes Maturity Date if the aggregate principal amount of Senior Notes outstanding on that date exceeds $100 million.

The Amendment provides the Company with the ability to extend all or a portion of its Term Loans and/or its Revolving Commitments under the Credit Agreement through the creation of new classes of Term Loans and/or Revolving Credit Commitments. In addition, the Company may add incremental term loan facilities and revolving loan commitments in an aggregate amount not to exceed (1) revolving commitments in the amount of Non-Extended Revolving Commitments once such Non-Extended Revolving Commitments have been (or are concurrently) terminated, plus (2) term loan facilities in the amount of Non-Extended Term Loans to the extent such Non-Extended Term Loans have been (or are concurrently) terminated, plus (3) the lesser of (x) $300 million or (y) the maximum amount at such time that could be incurred without causing the Total Net Leverage Ratio to exceed 9.5:1.00 on a pro forma basis as of the last day of the most recent determination period, in each case, subject to certain other restrictions contained in the Amendment.

The Amendment includes a financial maintenance covenant for the benefit of the Extended Revolving Commitments requiring us to maintain a ratio of senior secured indebtedness net of cash and cash equivalents (in each case free and clear of all liens, other than certain permitted liens) of the Company and its restricted subsidiaries to adjusted EBITDA (the “Senior Secured Net Leverage Ratio”) of not more than 5.50:1.00. The Senior Secured Net Leverage Ratio is tested (i) quarterly and (ii) at the time of incurrence of revolving loans or swingline loans or the issuance of letters of credit under the Credit Agreement, but only to the extent that there are any revolving loans or swingline loans outstanding or there are letters of credit outstanding under the Credit Agreement (other than letters of credit that have been cash collateralized) in an amount greater than $20 million on the last day of the prior fiscal quarter. The Company must be in pro forma compliance with the Senior Secured Net Leverage Ratio as a condition to any issuance of letters of credit that results in the aggregate face amount of letters of credit exceeding $20 million or any borrowing of loans.

The Extended Term Loans and the Extended Revolving Commitments are guaranteed by the Subsidiary Guarantors. The Extended Term Loans and the Extended Revolving Commitments and the guarantees thereof are secured by the same collateral of the Company and the Subsidiary Guarantors that secures the Company’s obligations under the existing credit facilities.

In connection with its entry into the Amendment, the Company amended its Guarantee and Collateral Agreement dated as of June 29, 2007 (the “Guarantee and Collateral Agreement”), among the Company, VWR Investors, Inc., the subsidiaries of the Company from time to time a party thereto and Bank of America, N.A., as collateral agent, to include cash management obligations of the Company’s restricted subsidiaries as obligations (a) that are guaranteed and (b) secured by the security interest provided for in the Guarantee and Collateral Agreement.

The Company paid customary fees to the arranger of this financing. In addition, the Company paid to the Administrative Agent, for distribution to each Lender (i) that consented to the Amendment, an amendment fee equal to 10 basis points and (ii) that extended its term loans and revolving credit commitments, an additional fee equal to 15 basis points, in each case, payable on such Lender’s term loans and revolving credit commitments outstanding under the existing credit facilities.

The foregoing is a summary of the material terms of the Amendment and Guarantee and Collateral Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Amendment and Guarantee and Collateral Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the Company’s direct financial obligations is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Documents

10.1	Amendment No. 1 dated as of June 4, 2012, to the Credit Agreement dated as of June 29, 2007 among VWR Funding, Inc., VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto, each of the Subsidiary Guarantors, each of the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent

10.2	Amendment No. 1 dated as of June 4, 2012, to the Guarantee and Collateral Agreement dated as of June 29, 2007 among VWR Funding, Inc., VWR Investors, Inc., each of the Subsidiary Guarantors from time to time a party to the Guarantee and Collateral Agreement, and Bank of America, N.A., as Collateral Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: June 5, 2012	By:	/s/ George Van Kula
		Name:	George Van Kula
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Documents	Method of Filing

10.1	Amendment No. 1 dated as of June 4, 2012, to the Credit Agreement dated as of June 29, 2007 among VWR Funding, Inc., VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto, each of the Subsidiary Guarantors, each of the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent	Filed herewith.

10.2	Amendment No. 1 dated as of June 4, 2012, to the Guarantee and Collateral Agreement dated as of June 29, 2007 among VWR Funding, Inc., VWR Investors, Inc., each of the Subsidiary Guarantors from time to time a party to the Guarantee and Collateral Agreement, and Bank of America, N.A., as Collateral Agent	Filed herewith.